SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of March 1st, 2017 by and among PHYTOLABS, LLC, a State of Arizona limited liability company ("PHYTO"), and Green Earth Technologies, LLC, a State of Arizona limited liability company as the sole member of PHYTO ("Member"), and ENDEXX CORPORATION, a State of Nevada corporation ("ENDEXX").

WHEREAS, Member currently owns five million five hundred thousand (5,500,000) units constituting 100% of the issued and outstanding membership interests of PHYTO.

WHEREAS, this Agreement was constructed for the purpose of reorganizing the corporate structure of PHYTO Labs, LLC.

WHEREAS, the Member desires to exchange the ownership interest of PHYTO for shares of Class A common stock of Endexx (EDXC), and ENDEXX has agreed to offer the ENDEXX Shares (as defined below) in connection with such exchange, upon the terms and conditions set forth in this Agreement.

WHEREAS, for United States federal income tax purposes, it is intended that the Exchange (as defined below) will qualify as an exchange under the provisions of Section 351(a) of the Code.

WHEREAS, following the Exchange (as defined below), PHYTO will become a wholly-owned subsidiary of ENDEXX.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1. Exchange of Shares.

(a) Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) Member will sell, convey, transfer and assign to ENDEXX, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and ENDEXX will purchase and accept from Member, one hundred percent (100%) of the membership units of PHYTO Labs, LLC (the "PHYTO Ownership"), and (ii) in exchange for the transfer of such securities by the Member, ENDEXX will sell, convey, transfer and assign to Member, and Member will purchase and accept from ENDEXX, five million five hundred thousand (5,500,000) shares of newly-issued shares of Class A common stock of ENDEXX (EDXC), par value $0.0001, in the aggregate (the "ENDEXX Shares"), in the individual amounts as set forth on Schedule A (such exchange referred to herein as the "Exchange"). Upon completion of the Exchange, all of the shares of capital stock of PHYTO shall be held by ENDEXX.

(b) Closing. The closing of the Exchange shall occur on Wednesday, March 1st 2017 (the "Closing"). The Closing will take place at 10:00 a.m. Mountain Standard Time at the Ribadeneira Law Offices, PC, 9590 E Ironwood Square Drive, Suite 105, Scottsdale Arizona 85258 or at such other date, time and place or manner as may be agreed upon by the parties.

(c) Anti-Dilution. The ENDEXX Shares issuable upon exchange and the PHYTO Ownership to be exchanged pursuant to Section 1(a) shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in Class A common stock of ENDEXX or common stock of PHYTO, as the case may be, which may occur between the date of

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execution of this Agreement and the Closing, as to the ENDEXX Shares or PHYTO Ownership , as the case may be.

(d) Registration. ENDEXX shall take all steps necessary to ensure that the ENDEXX Shares are free trading shares on or before six (6) months after the Closing.

2. Representations and Warranties.

(a) Representations and Warranties of Member. Member hereby represents and warrants to PHYTO and ENDEXX, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i) Authorization; No Restrictions, Consents or Approvals. Member has the right, power, legal capacity and authority to enter into and perform Member's obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the membership interests of PHYTO owned by Member are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

(ii) Transfer of PHYTO Ownership. The PHYTO Ownership will, at the Closing, be validly transferred to ENDEXX free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and the PHYTO Ownership shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a member of PHYTO.

(iii) Member understands that the ENDEXX Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities laws, including those under the Arizona Corporations Code. Member also understands that the ENDEXX Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, and of the Arizona Corporations Code, under Section 25012(f). Member acknowledges that ENDEXX will rely on such Member representations, warranties and certifications set forth below for purposes of determining such Member's suitability as an investor in the ENDEXX Shares and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act, and of the Section 25012(f) exemption under the Arizona Corporations Code.

(iv) Member has received all the information Member considers necessary or appropriate for deciding whether to acquire the ENDEXX Shares. Member understands the risks involved in an investment in the ENDEXX Shares. Member further represents that it has had an opportunity to ask questions and receive answers from ENDEXX regarding the terms and conditions of the offering of the ENDEXX Shares and the business, properties, prospects, and financial condition of ENDEXX and PHYTO and to obtain such additional information (to the extent ENDEXX or PHYTO possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Member or to which Member had access. Member further represents that it is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

(v) Member is acquiring the ENDEXX Shares for such Member's own account for investment only and not with a view towards their resale or "distribution" (within the meaning of the Securities Act) of any part of the ENDEXX Shares.

(vi) Member understands that the ENDEXX Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Member acknowledges and is aware that the ENDEXX Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Member has held the ENDEXX Shares for the applicable holding period under Rule 144.

(vii) Member acknowledges and agrees that each certificate representing the ENDEXX Shares shall bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

(viii) No Reliance. Member has not relied on and is not relying on any representations, warranties or other assurances regarding ENDEXX or PHYTO other than the representations and warranties expressly set forth in this Agreement.

(b) Representations and Warranties of PHYTO. PHYTO hereby represents and warrants to Members and ENDEXX, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i) Organization and Qualification. PHYTO is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization; No Restrictions, Consents or Approvals. PHYTO has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by PHYTO and constitutes the legal, valid, binding and enforceable obligation of PHYTO, enforceable against PHYTO in accordance with its terms. The execution and delivery of this Agreement and the consummation by PHYTO of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of PHYTO or any applicable law relating to PHYTO, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which PHYTO is bound or to which any property of PHYTO is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which PHYTO has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of PHYTO, (D) constitute an event permitting termination of any material agreement or instrument to which PHYTO is a party or by which any property or asset of PHYTO is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which PHYTO has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which PHYTO is a party or by which PHYTO may be bound, or result in the violation by PHYTO of any laws to which PHYTO may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any

public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by PHYTO of this Agreement or the performance by PHYTO of its obligations hereunder.

(iii) Capitalization. The PHYTO Ownership constitute all of the issued and outstanding membership interests of PHYTO. No securities of PHYTO are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, membership interests of PHYTO, or contracts, commitments, understandings or arrangements by which PHYTO is or may become bound to issue additional membership interests of PHYTO, or securities or rights convertible or exchangeable into membership interests of PHYTO. The issuance of the PHYTO membership interests contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate PHYTO to issue membership interests of PHYTO or other securities to any person, or (B) result in a right of any holder of PHYTO securities to adjust the exercise, conversion, exchange or reset price of such securities.

(c) Representations and Warranties of ENDEXX. ENDEXX hereby represents and warrants to Members and PHYTO, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i) Organization and Qualification. ENDEXX is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii) Authorization; No Restrictions, Consents or Approvals. ENDEXX has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by ENDEXX and constitutes the legal, valid, binding and enforceable obligation of ENDEXX, enforceable against ENDEXX in accordance with its terms. The execution and delivery of this Agreement and the consummation by ENDEXX of the transactions contemplated herein (including the issuance of the ENDEXX Shares in exchange for the PHYTO Ownership) do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of ENDEXX or any applicable law relating to ENDEXX, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which ENDEXX is bound or to which any property of ENDEXX is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which ENDEXX has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of ENDEXX, (D) constitute an event permitting termination of any material agreement or instrument to which ENDEXX is a party or by which any property or asset of ENDEXX is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which ENDEXX has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which ENDEXX is a party or by which ENDEXX may be bound, or result in the violation by ENDEXX of any laws to which ENDEXX may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with

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the execution and delivery by ENDEXX of this Agreement or the performance by ENDEXX of its obligations hereunder.

(iii) Issuance of Shares. The ENDEXX Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the ENDEXX Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of ENDEXX Class A common stock.

(iv) Investment Representations.

(A) ENDEXX understands that the PHYTO Ownership have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable securities laws, including those under the Nevada Corporations Code. ENDEXX also understands that the PHYTO Ownership are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act, and of the Arizona Corporations Code, under Section 25012(f). ENDEXX acknowledges that the Member will rely on ENDEXX representations, warranties and certifications set forth below for purposes of determining ENDEXX suitability as an investor in PHYTO and for purposes of confirming the availability of the Section 4(2) and/or Regulation D exemption from the registration requirements of the Securities Act, and of the under applicable state securities laws.

(B) ENDEXX has received all the information it considers necessary or appropriate for deciding whether to acquire the PHYTO Ownership. ENDEXX understands the risks involved in an investment in the PHYTO Ownership. ENDEXX further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the Member regarding the terms and conditions of the offering of the PHYTO Ownership and the business, properties, prospects, and financial condition of PHYTO and to obtain such additional information (to the extent the Member possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to ENDEXX or to which ENDEXX had access. ENDEXX further represents that it is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

(C) ENDEXX is acquiring the PHYTO Ownership for its own account for investment only and not with a view towards their resale or "distribution" (within the meaning of the Securities Act) of any part of the PHYTO Ownership.

(D) ENDEXX understands that the PHYTO Ownership may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. ENDEXX acknowledges and is aware that the PHYTO Ownership may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until ENDEXX has held the PHYTO Ownership for the applicable holding period under Rule 144.

(E) ENDEXX acknowledges and agrees that each certificate representing the PHYTO Ownership shall bear a legend substantially in the following form:

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"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

(v) No Reliance. ENDEXX has not relied on and is not relying on any representations, warranties or other assurances regarding PHYTO other than the representations and warranties expressly set forth in this Agreement.

3. Closing.

(a) Conditions to Member's Obligations. The obligations of Member under this Agreement, (including, without limitation, the obligation to transfer the PHYTO Ownership in exchange for the ENDEXX Shares) shall be subject to satisfaction of the following conditions, unless waived by Member: (i) PHYTO and ENDEXX shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of PHYTO and ENDEXX herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) PHYTO and ENDEXX shall have executed and delivered to Member all documents necessary to issue the ENDEXX Shares to Member, as contemplated by this Agreement (including those documents described in Section 3(c)); and (iv) PHYTO and ENDEXX shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of PHYTO and ENDEXX, respectively.

(b) Conditions to ENDEXX' Obligations. The obligations of ENDEXX under this Agreement, (including, without limitation, the obligation to issue the ENDEXX Shares in exchange for the transfer by Member of the PHYTO Ownership) shall be subject to satisfaction of the following conditions, unless waived by ENDEXX: (i) Member and PHYTO shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of Member and PHYTO herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) Member and PHYTO shall have executed and delivered to ENDEXX all documents necessary to transfer the PHYTO Ownership to ENDEXX, as contemplated by this Agreement (including those documents described in Section 3(c)); and (iv) Member and PHYTO shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and operating agreement or bylaws of PHYTO and ENDEXX, respectively.

(c) Closing Documents. At the Closing:

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(i) Member shall deliver to ENDEXX, in form and substance reasonably satisfactory to ENDEXX, certificates evidencing the PHYTO Ownership, together with an assignment to transfer such membership interests to ENDEXX;

(ii) PHYTO shall deliver to Member and ENDEXX, in form and substance reasonably satisfactory to Member and ENDEXX, a certificate executed on behalf of PHYTO by the Secretary of PHYTO certifying the truth and correctness of the representations and warranties set forth in Section 2(b); and

(iii) ENDEXX shall deliver to Member, in form and substance reasonably satisfactory to Member, (i) certificates evidencing the ENDEXX Shares, registered in the name of Member, and (ii) copies of resolutions adopted by the board of directors of ENDEXX and certified by the Secretary of ENDEXX authorizing the execution and delivery of, and performance of ENDEXX' obligations under, this Agreement.

4. Survival of Representations and Warranties. The representations, warranties and covenants of Member, PHYTO or ENDEXX hereto contained in this Agreement shall survive the Closing for a period of one (1) year.

5. General Provisions.

(a) Reserved.

(b) Releases and Waivers of Member. Member hereby acknowledges and agrees that it is the sole member of PHYTO as of the date of this Agreement and as of the Closing. Member hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which Member may be entitled under the articles of organization, operating agreement or other organizational documents of PHYTO or under any other agreement or instrument in connection with the Exchange. Except for the ENDEXX Shares to be issued in connection with the Exchange, Member hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in PHYTO or ENDEXX.

(c) Certain Tax Matters. It is the intent of the parties hereto that the Exchange qualify as an exchange described in Section 351 of the Code. Each of the parties shall use their respective reasonable best efforts to cause the Exchange to qualify as an exchange within the meaning of Section 351(a) of the Code, and will not take, or will not agree to take, any action that would prevent the Exchange from qualifying as such an exchange. Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, each of the parties shall report the Exchange for U.S. federal income tax purposes as an exchange within the meaning of Section 351(a) of the Code.

(d) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Arizona to the rights and duties of the parties.

(e) Arbitration. Any claim, dispute or controversy among the parties arising out of or relating to this Agreement, including the breach thereof, which cannot be satisfactorily settled by the

parties, will be finally and exclusively settled by confidential and binding arbitration ("Arbitration") upon the written request of any party. The Arbitration shall be administered by the Judicial Arbitration and Mediation Service ("JAMS") in accordance with its Commercial Arbitration Rules (the "Rules"). The Arbitration will be conducted by one arbitrator selected in accordance with the Rules. The place of the Arbitration shall be Phoenix, Arizona. The Arbitration will be conducted in English. The Arbitration award will be final and binding upon the parties, and judgment upon such award may be entered in any court having jurisdiction thereof.

(f) Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(g) Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(h) Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

If to PHYTO/ENDEXX:

Endexx Corporation
Attn: Todd Davis, President
5855 E. Surrey Drive
Cave Creek, AZ 85331

If to Member:

Green Earth Technologies, LLC
Attn: David Vindici
1100 North Matterhorn
Payson, Arizona 85541

With a copy to (which shall not constitute notice:

Ribadeneira Law Offices, PC
Attn: Edward Ribadeneira
9590 E. Ironwood Square Drive, Suite 105
Scottsdale, AZ 85258

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(i) No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

(j) Public Announcements. Member, PHYTO and ENDEXX will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

(k) Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

(l) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(m) Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PHYTOLABS, LLC

Patricia Nicholls

By: Patricia Nicholls, Manager

GREEN EARTH TECHNOLOGIES, LLC

By: David Vindici, Manager

ENDEXX CORPORATION

By: Todd Davis, President and Chief Executive Officer

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SCHEDULE A

5,500,000 Shares of ENDEXX, Inc. to be Acquired Pursuant to the Exchange Contemplated by this Agreement

5,500,000 membership units in Phytolabs, LLC

PN RV [illegible]

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT of LLC Interests ("Assignment") is made as of March 1st, 2017, by and between Green Earth Technologies, LLC, ("Assignor"), and Endexx, Inc., ("Assignee").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors hereby assign, transfer and sets over unto Assignee, free and clear of any and all liens, claims, security interests, options and encumbrances of any kind or nature whatsoever, Assignors' entire right, title and interest in and to one hundred percent (100%) of the membership interests of Phyto Labs, LLC, an Arizona limited liability company, (the "LLC") together with all of Assignors' right as a member of the LLC to their allocable share of the profits and losses, cash flow, proceeds from sale and capital gains and losses of or with respect to the LLC which may accrue or be paid or become payable after the date hereof until the dissolution or termination of the LLC.

To have and hold the same unto Assignee and his successors and assigns from and after the date hereof for the remainder of the term of the LLC.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASSIGNOR

Green Earth Technologies, LLC

____

David Vindici, Manager

ASSIGNEE

Endexx, Inc

____

By: Todd Davis, President/CEO

ACKNOWLEDGMENTS

State of Arizona)
) ss.
County of Maricopa)

On the 1st day of March, 2017, before me personally appeared Todd Davis, as president of Endexx Corporation, known to me or proved to me to be the same person described in the within Share Exchange Agreement who acknowledged to me that he has executed the same instrument.

JAN LOHMAN
Notary Public - Arizona
Maricopa County
My Comm. Expires Dec 28, 2020

Notary Public

State of Arizona)
) ss.
County of Maricopa)

On the 1st day of March, 2017, before me personally appeared Patricia Nicholls, as Manager of Phytolabs, LLC, known to me or proved to me to be the same person described in the within Share Exchange Agreement who acknowledged to me that she has executed the same instrument.

JAN LOHMAN
Notary Public - Arizona
Maricopa County
My Comm. Expires Dec 28, 2020

Notary Public

State of Arizona)
) ss.
County of Maricopa)

On the 1st day of March, 2017, before me personally appeared David Vindici, a manager of Green Earth Technologies, LLC known to me or proved to me to be the same person described in the within Share Exchange Agreement who acknowledged to me that he has executed the same instrument.

JAN LOHMAN
Notary Public - Arizona
Maricopa County
My Comm. Expires Dec 28, 2020

Notary Public

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JD

NUMBER 1

Organized under the laws of the State of Arizona

UNITS 5,500.00

PHYTO LABS, LLC

MEMBERSHIP CERTIFICATE

See Reverse for Certain Definitions

This Certifies that Green Earth Technologies, llc

is a member of the above named Limited Liability Company and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Operating Agreement.

In Witness Whereof the Limited Liability Company has caused this Certificate to be executed by its duly authorized members this 29th day of Feb, 2016 and its Limited Liability Company seal to be hereunto affixed.

VOID

Patricia Nicholls
Manager

Manager/Member

CORPKIT, NEW YORK

NUMBER 2

Organized under the laws of the State of Arizona

UNITS 5,500,000

PHYTO LABS, LLC

See Reverse for Certain Definitions

MEMBERSHIP CERTIFICATE

This Certifies that Endexx Corporation

is a member of the above named Limited Liability Company and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Operating Agreement.

In Witness Whereof the Limited Liability Company has caused this Certificate to be executed by its duly authorized members this 1st day of March, 2017, and its Limited Liability Company seal to be hereunto affixed.

Manager

Manager/Member

Search Time:
3/1/2017 12:05:57 PM

File Number:
L20720308

Corporation Name:
PHYTOLABS, LLC

Corporate Status Inquiry

This Limited Liability Company is in Good Standing

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